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                                                                  EXHIBIT 23(a)


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Independent Auditors" in the Registration Statement on Form S-4 and related Prospectus of Texas Instruments Incorporated and to the incorporation by reference therein of our report dated January 19, 1999 with respect to the consolidated financial statements and schedule of Texas Instruments Incorporated included in its Annual Report on Form 10-K/A (Amendment No. 1) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

We also consent to the incorporation by reference in the Registration Statement on Form S-4 and related Prospectus of Texas Instruments Incorporated of our report dated January 26, 1998, with respect to the consolidated financial statements of BENCHMARQ Microelectronics, Inc. included in the Annual Report on Form 10-K of Unitrode Corporation for the year ended January 31, 1999, filed with the Securities and Exchange Commission.



Dallas, Texas
September 13, 1999


                                            /s/ ERNST & YOUNG LLP